                                  Exhibit 99.2

                               BK Associates, Inc.
                             1295 Northern Boulevard
                            Manhasset, New York 11030
                       (516) 365-6272 o Fax (516) 365-6287



                                February 22, 2001



Morgan Stanley Aircraft Finance



Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide this opinion of the Base Values as of September 30, 2000 on each of 61 commercial transport aircraft and one spare General Electric CF6-80C2 engine, which comprise the MSAF Portfolio aircraft (Aircraft). The Aircraft are further identified in the attached Figure 1 by type, serial number, date of manufacture and engine model.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY

As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft.



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                                                             BK ASSOCIATES, INC.

February 22, 2001
Page 2


Our maintenance adjusted Base Values include appropriate financial adjustments based on our interpretation of the maintenance status data provided by Morgan Stanley.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has not inspected the Aircraft nor their maintenance records but relied upon information supplied by Morgan Stanley and from BK's own database. In determining our values, the following assumptions apply to the aircraft:

1. Our maintenance adjustments are approximate, based on industry average costs, and normally include an adjustment for the time remaining to a "C" check, time remaining to a "D" check, time remaining to landing gear overhaul and time remaining to a heavy shop visit on engines. Instances where insufficient data was available we assumed a half-time condition existed, and instances where engines were reported at a repair facility we valued that engine as fresh or zero-time since overhaul.

2. The aircraft is in compliance with a civil airworthiness authority approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.   The aircraft is in current flight operations.

5.   The aircraft is sold for cash without seller financing.

6.   The aircraft is in average or better condition.

7.   No accident damage has been incurred that would affect market values.

CONCLUSIONS

Based on the above methodology, considerations and assumptions, it is our opinion that the current base value in U.S. dollars of each aircraft as of September 30, 2000, including appropriate financial adjustments considering the maintenance status of the Aircraft, is as shown in Figure 1 attached hereto.



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                                                             BK ASSOCIATES, INC.

 February 22,  2001
 Page 3




BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                               Sincerely yours,

                                               BK ASSOCIATES, INC.

                                               /s/ R. L. Britton

                                               R. L. Britton
                                               Vice President
                                               ISTAT Senior Certified Appraiser




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                                    FIGURE 1
                                  MSAF AIRCRAFT
                                    PORTFOLIO
                            AS OF SEPTEMBER 30, 2000


                                                                             HALFTIME       MTC ADJ'D
            ACFT          SERIAL     MFG.                                   BASE VALUE      BASE VALUE
 ITEM       TYPE          NUMBER     DATE     ENGINE           TOGW          ($ MIL)         ($ MIL)
 ----       ----          ------     ----     ------           ----         ---------       ----------
    1   A300-622R           555     Mar-90    PW4158           375,890        44.25            45.23
    2   A300-622R           625     Mar-92    PW4158           375,890        50.40            50.62

    3   A310-322            409     Nov-85    JT9D-7R4         337,365        26.02            27.77
    4   A310-322            410     Nov-85    JT9D-7R4         337,365        26.02            28.66
    5   A310-322            437     Jan-87    JT9D-7R4         337,365        29.72            32.30

    6   A320-211            279     Feb-92    CFM56-5A3        169,785        29.00            29.06
    7   A320-231            393     Feb-93    V2500-Al         166,447        29.52            29.52
    8   A320-212            397     May-93    CFM56-5A3        169,785        30.90            30.84
    9   A320-231            414     May-93    V2500-Al         166,447        28.82            29.83
   10   A320-231            428     May-94    V2500-A1         169,785        31.88            32.92
   11   A320-212            446     Oct-93    CFM56-5A3        169,785        31.45            33.07

   12   A321-131            557     Dec-95    V2530-A5         183,000        41.70            43.46
   13   A321-131            597     May-96    V2530-A5         183,000        42.85            41.19

   14   A330-301            54      Apr-94    CF6-80E1         474,000        80.08            79.46

   15   A340-312            94      Mar-95    CFM56-5C3        566,587        89.00            88.00

   16   B737-3Q8           23255    Jun-85    CFM56-3B1        135,000        13.43            13.84
   17   B737-3Q8           23256    Jul-85    CFM56-3B1        135,000        13.48            14.13
   18   B737-3Q8QC         23788    May-87    CFM56-3B2        139,500        18.50            18.66
   19   B737-3S3F          23811    Sep-87    CFM56-3B2        138,500        18.48            18.76
   20   B737-3Q8           24299    Nov-88    CFM56-3B2        137,000        18.95            18.97
   21   B737-382           24449    Apr-90    CFM56-3B2        138,500        21.48            20.35
   22   B737-382           25161    Feb-92    CFM56-3B2        138,500        23.83            24.30
   23   B737-3Q8           26295    Dec-93    CFM56-3C1        135,000        26.83            27.20
   24   B737-3Q8           26309    Dec-94    CFM56-3B1        135,000        27.83            28.37
   25   B737-3K2           27635    May-95    CFM56-3C1        138,500        28.75            28.56

   26   B737-4Q8           24234    Oct-88    CFM56-3B2        143,500        19.50            19.86
   27   B737-4Q8           24707    Jun-91    CFM56-3C1        138,500        25.00            25.24
   28   B737-4Q8           25104    May-93    CFM56-3C1        143,500        27.60            28.08
   29   B737-4Q8           25105    Jul-93    CFM56-3C1        143,500        27.85            28.39
   30   B737-4Q8           25371    Jan-92    CFM56-3C1        150,000        26.00            26.01
   31   B737-4Q8           26279    Feb-92    CFM56-3C1        150,000        26.10            26.27
   32   B737-4Q8           26291    Aug-93    CFM56-3C1        150,000        28.05            27.93
   33   B737-4Q8           26308    Nov-94    CFM56-3C1        130,000        29.34            29.27

                                                                             HALFTIME       MTC ADJ'D
            ACFT          SERIAL     MFG.                                   BASE VALUE      BASE VALUE
 ITEM       TYPE          NUMBER     DATE     ENGINE           TOGW          ($ MIL)         ($ MIL)
 ----       ----          ------     ----     ------           ----         ----------      ----------
   34   B737-548         25165       Apr-93   CFM56-3B1       121,500         20.48           19.02
   35   B737-505         26304       Sep-94   CFM56-3C1        116,500         22.53           21.22

   36   B747-341         24106       Apr-88   CF6-80C2         833,000         42.63           44.14
   37   B747-4Q8         24955       Sep-91   RB211-525H2      870,000        105.20          102.61

   38   B757-28AER       23767       Apr-87   RB211-535E4      240,000         29.25           28.14
   39   B757-28A         24260       Dec-88   RB211-535E4      250,000         31.20           31.42
   40   B757-2Q8         24367       Feb-89   RB211-535E4      250,000         31.55           30.67
   41   B757-2Q8ER       24965       Mar-92   PW2040           255,500         39.88           40.45
   42   B757-2Q8ER       25044       May-91   PW2040           250,000         38.00           38.69
   43   B757-204ER       26266       Jan-93   RB211-535E4      250,000         41.40           41.68
   44   B757-2Q8ER       26272       Mar-94   PW2037           230,000         43.70           43.05
   45   B757-2Q8ER       28160       Jul-96   PW2037           235,000         48.53           47.95

   46   B767-204ER       23807       Aug-87   CF6-80A          345,000         36.35           37.39
   47   B767-38E         24798       Oct-90   CF6-80C2         345,000         43.23           41.96
   48   B767-319ER       24875       Jun-91   CF6-80C2         408,000         56.25           57.00
   49   B767-38EER       25132       Feb-92   CF6-80C2         407,000         57.98           56.92
   50   B767-39HER       26256       Apr-93   CF6-80C2         407,000         63.58           63.61
   51   B767-3X2ER       26260       Sep-94   CF6-80C2         407,000         66.38           65.10

   52   F50              20232       Aug-92   PW125B            45,900          7.50            7.33
   53   F50              20233       Jan-92   PW125B            45,900          7.25            7.12
   54   F70              11564       Dec-95   TAY 620-15        81,000         14.25           13.83
   55   F70              11565       Feb-96   TAY 620-15        81,000         14.40           13.97
   56   F70              11569       Mar-96   TAY 620-15        81,000         14.40           13.97

   57   MD82             49825       Mar-89   JT8D-219         149,500         19.40           19.83
   58   MD83             49657       Feb-88   JT8D-219         160,000         18.50           18.75
   59   MD83             49822       Dec-88   JT8D-219         160,000         19.60           18.56
   60   MD83             49824       Mar-89   JT8D-219         160,000         19.95           20.78
   61   MD83             53050       May-90   JT8D-219         149,500         20.78           19.74

        SPARE ENG        704279       1995    CF6-80C2                          5.60            5.91

                                                  TOTALS                    2,012.28        2,016.93